WILD OATS MARKETS, INC.
2006 EQUITY INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT FOR DIRECTORS

THIS AGREEMENT made as of ____________, 2___, between Wild Oats Markets, Inc., a Delaware corporation (the "Company"), and ______________ (the "Option Holder").
1. Grant of Option. Pursuant to the Wild Oats Markets, Inc. Equity Incentive Plan (the "Plan") and subject to the terms and conditions of this Agreement, the Company hereby grants to the Option Holder a non-qualified option (the "Option") to purchase 20,000 shares of the common stock of the Company (the "Stock") at an exercise price per share of $_________ (the "Option Price"). The Option grant shall be effective as of __________, ____ (the "Grant Date"). The Option is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Requirements for Exercise; Vesting.

(a) In General. Except as provided otherwise in this Agreement, the Option shall become vested and exercisable in increments, on the dates indicated in the following schedule:

(i) As of __________, 20__, 25% of the Shares initially subject to the Options shall become Vested and Exercisable;

(ii) As of __________, 20__, an additional 25% of the Shares initially subject to the Options shall become Vested and Exercisable;

(iii) As of __________, 20__, an additional 25% of the Shares initially subject to the Options shall become Vested and Exercisable;

(iv) As of __________, 20__, all remaining share of the grant shall become Vested and Exercisable; and

(v) In the event the number of shares which became Vested and Exercisable by the operation of this paragraph results in partial shares, the number of shares shall be adjusted downward to nearest whole share.

Except as set forth in Section 6 of this Agreement, the Option shall not be exercisable as to any shares of Stock as to which the vesting requirements of this Section 2 shall not be satisfied. The number of shares of Stock as to which the Option may be exercised shall be cumulative, so once the Option shall become vested and exercisable as to any shares of Stock, it shall continue to be vested and exercisable as to such shares, until expiration or termination of the Option as provided in Section 7 hereof. If at any time the number of shares of Stock are covered by the vested and exercisable portion of the Option includes a fractional share, the number of shares of Stock as to which the Option shall be actually vested and exercisable shall be rounded down to the next whole share of Stock. Legends evidencing such restrictions may be placed on the Stock certificates.

(b) Accelerated Vesting in Certain Circumstances. The Option Holder shall become 100% vested with respect to the entire Option, and the entire Option shall become exercisable, upon the death or permanent and total disability (within the meaning of Section 422(c)(6) of the Code), of the Option Holder.

3. Method for Exercising the Option. The Option may be exercised only in accordance with rules established by the Company.

The Company intends to register the shares of Stock subject to this Option and this Option on a Form S-8 Registration Statement (or any successor or replacement Form). Notwithstanding such registration, the Company may require the Option Holder, as a condition of exercise of this Option, to give written assurance in substance and form satisfactory to the Company and its counsel to the effect the Option Holder is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and state securities laws.

The purchase of such Stock shall take place at the address of the Company set forth above upon delivery of a notice of exercise that specifies the number of shares with respect to which the Option is being exercised and payment of the Option Price for the Stock in full (i) in cash or by check, bank draft or money order payable to the order of the Company, or (ii) by delivering shares of Stock having a Fair Market Value on the date of payment equal to the amount of the Option Price, but only to the extent such exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the Option Price unless otherwise determined by the Committee, or (iii) a combination of the foregoing. For purposes of this Option, the Fair Market Value of any shares of Stock delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value on the day prior to the remittance of the Stock; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price. In addition to the foregoing, the Option may be exercised by a broker-dealer acting on behalf of the Option Holder if (A) the broker-dealer has received from the Option Holder or the Company a notice evidencing the exercise of the Option and instructions signed by the Option Holder requesting the Company to deliver the shares of Stock subject to the Option to the broker-dealer on behalf of the Option Holder and specifying the account into which such shares should be deposited, (B) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (C) the broker-dealer and the Option Holder have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR, Part 220 and any successor rules and regulations applicable to such exercise. If, upon exercise of an Option, the Option Price is paid by a broker's transaction as provided in the preceding sentence, Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker. If the Option Price is paid by means of a broker's transaction described in the preceding sentences, in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's transaction was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the exercise price by the Company regardless of whether or not the sale of the Common Stock by the broker is closed and settled.

Upon such notice to the Company and payment of the Option Price, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Stock so purchased shall be issued by the Company and delivered to the Option Holder.

4. Adjustment of and Changes in the Common Stock. The Option shall be adjusted as provided in Section 11 of the Plan; provided, that no adjustment shall be contrary to Code Section 409A or shall be effected in a manner that would subject the Option Holder to taxes and penalties under Code Section 409A.

5. Change in Control.

(a) Full Vesting; Termination; Assumption or Substitution. Upon the occurrence of a Change in Control (as defined in Section 9(b) of the Plan), the Option shall become fully exercisable regardless of whether all conditions of exercise relating to length of service have been satisfied. The Committee may also provide for the assumption or substitution of the Option by the surviving entity as described in subsection 5(b) and make any other provision for the Option as the Committee deems appropriate in its sole discretion. The Committee may, as it determines in its sole discretion, provide any portion of the Option outstanding at the time the Change in Control occurs shall expire at such time so long as the Option Holder is provided with notice no earlier than 20 days than the later of (i) the date in which the Option becomes exercisable or (ii) the date in which the transaction occurs.

(b) Assumption or Substitution. The Company, or the successor or purchaser, as the case may be, may make adequate provision for the assumption of the Option or the substitution of a new option for the outstanding Option on terms comparable to the Option.

6. Expiration and Termination of the Option. If the Option Holder's Board membership is terminated for any reason other than death or Disability within six (6) months after the Grant Date of the grant or for "cause" within the Option Period, the entire Option, whether or not vested, shall become void, shall be forfeited and shall terminate immediately upon the termination of Board membership of the Option Holder. For this purpose, "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures or such other cause as the Board in good faith reasonably determines provides cause for the discharge of the Option Holder.

(a) Termination on Account of Disability. If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services.

(b) Death. If the Option Holder dies during the Option Period while still a Board member by or performing services for the Company or within the one year period referred to in (b) above or the three (3) month period referred to in (d) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death (provided such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

(c) Termination for Other Reasons. If the services of the Option Holder are terminated (which for this purpose means the Option Holder is no longer a Board member by the Company or performing services for the Company) within the Option Period for any reason other than cause, Disability, or death and such termination occurs more than six (6) months after the Grant Date of the grant, the Option may be exercised by the Option Holder within three (3) months following the date of such termination (provided such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

7. Transferability.

(a) In General: No Lifetime Transfers. Except as provided in subsection (b) below, the Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him, or in the event of Disability or incapacity, by his guardian or legal representative, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution. Except as specifically provided herein, upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or any right or privilege granted hereunder, or upon the levy of any attachment or similar process upon the rights and privileges herein conferred, the Option and the rights and privileges hereunder shall become immediately null and void.

(b) InterVivos Transfer to Certain Family Members. The Option Holder may transfer the Option to a member of the Option Holder's immediate family, a trust of which members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or trusts for the sole benefit of the Option Holder's immediate family are the only partners (the "InterVivos Transferee"). Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents, siblings (including half brothers and sisters and adopted siblings) and nieces and nephews. No transfer shall be effective unless the Option Holder shall have notified the Company of the transfer in writing and has furnished a copy of the documents that effect the transfer to the Company. The InterVivos Transferee shall be subject to all of the terms of this Agreement, including, but not limited to, the vesting schedule, termination provisions, and the manner in which the Option may be exercised. The Option Holder and the InterVivos Transferee shall enter into an appropriate agreement with the Company providing for, among other things, the satisfaction of required tax withholding with respect to the exercise of the transferred Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. Except to the extent provided otherwise in such agreement, the InterVivos Transferee shall have all of the rights and obligations of the Option Holder under this Agreement and the Plan; provided the InterVivos Transferee shall not have any Stock withheld to pay withholding taxes pursuant to Section 11(d) of the Plan unless the agreement referred to in the preceding sentence specifically provides otherwise. The InterVivos Transferee may not exercise the Option by using a broker's transaction.

8. Limitation of Rights. The Option Holder or his successor shall have no rights as a stockholder with respect to the shares of Stock covered by this Option until the Option Holder or his successors become the holder of record of such shares.

9. Stock Reserve. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares of Stock as will be sufficient to satisfy the requirements of this Agreement, and the Company shall pay all original issue taxes (if any) on the exercise of the Option, and all other fees and expenses necessarily incurred by the Company in connection therewith.

10. Withholding. The issuance of Stock pursuant to the exercise of this Option shall be subject to the requirement the Option Holder shall make appropriate arrangements acceptable to the Company to provide for the amount of additional income and other tax withholding applicable to the exercise of the Option and the lapse of any restrictions on restricted Stock.

11. Miscellaneous.

(a) Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

(i) If to the Company, to Wild Oats Markets, Inc., Attention: Corporate Secretary, 3375 Mitchell Lane, Boulder, CO 80301-2294, or at such other address as may have been furnished to the Option Holder in writing by the Company; or

(ii) If to the Option Holder, to the Option Holder at Wild Oats Markets, Inc., Attention: Corporate Secretary, 3375 Mitchell Lane, Boulder, CO 80301-2294, or at other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the second day after deposit in the United States mails, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

(b) Certificates. Stock may be delivered electronically or in the form of certificates in the discretion of the Company. Any references to certificates herein are deemed to include electronic delivery of securities.

(c) Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

(d) Defined Terms. Capitalized terms shall have the meaning set forth in the Plan or herein, as the case may be.

(e) Compliance with Securities Laws. This Agreement shall be subject to the requirement that if at any time counsel to the Company shall determine the listing, registration or qualification of the shares of Stock subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of such shares thereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or obtain such listing, registration or qualification.

(f) Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(g) Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

(h) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WILD OATS MARKETS, INC.
By_____________________________________
_____________________________

OPTION HOLDER
________________________________________
___________________